UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2012
Platinum Energy Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-176566 (Commission File Number)	27-3401355 (I.R.S. Employee Identification Number)

2100 West Loop South, Suite 1601
Houston, Texas 77027
(Address of Principal Executive Offices, including Zip Code)

Registrant's Telephone Number, including Area Code: 713-622-7731
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 9, 2012, Platinum Energy Solutions, Inc. (the “Company”) and the stockholders party to the Company's Stockholders Agreement, dated March 3, 2011 (the “Stockholders Agreement”), amended and restated the Stockholders Agreement (the “Amended and Restated Stockholders Agreement”) pursuant to which (a) each holder of the Company's Series B Preferred Stock was provided preemptive rights on all offerings of equity securities or securities convertible or exchangeable into equity securities in order to maintain such holder's fully-diluted equity ownership at the time of such preemptive rights offer, subject to certain exceptions and limitations, (b) if a majority of the Company's stockholders or at least four-fifths of the members of the Board of Directors vote to pursue a Sale of the Company (as defined in the Amended and Restated Stockholders Agreement), all stockholders, including the Series B Preferred Stock, will be compelled to vote in favor of such action, (c) each holder of Series B Preferred Stock will be entitled to sell their shares in a sale transaction with other selling stockholders on any sale of more than half of one percent (1/2%) of the voting equity securities of one or more of the Management Holders (as defined in the Amended and Restated Stockholders Agreement), (d) at the Company's cost, each holder of Series B Preferred Stock will be entitled to piggy-back registration rights on registrations of the Company, subject to the right of the Company and its underwriters to reduce in view of market conditions the number of shares of common stock proposed to be registered in the offering and (e) the holders of Series B Preferred Stock have certain information rights.

The Company, JPMorgan Chase Bank, N.A. (the “Bank”) and Platinum Pressure Pumping, Inc. (the “Guarantor”) entered into an amendment, dated as of May 11, 2012 (the “First Amendment to Credit Agreement”), to that certain credit agreement, dated as of December 28, 2011, by and among the Company, the Bank and the Guarantor (the “Credit Agreement”). Pursuant to the First Amendment to Credit Agreement, among other things, the Company is required to maintain (a) a Leverage Ratio (as defined the Credit Agreement) of not more than (i) 7.00 to 1.0 measured as of June 30, 2012, (ii) 4.0 to 1.0 measured as of September 30, 2012 and (iii) 3.0 to 1.0 measured quarterly thereafter beginning December 31, 2012, (b) at all times a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than (i) 1.0 to 1.0 measured as of September 30, 2012 and (ii) 1.25 to 1.0 measured quarterly thereafter beginning December 31, 2012, and (c) an average daily cash balance (the aggregate daily cash balances for each day during the month divided by the number of days in such month) of at least $5,000,000 for each month, beginning with the month ending May 31, 2012. The First Amendment to Credit Agreement also deletes the minimum EBITDA covenant, deletes the minimum Tangible Net Worth covenant, revises the definition of EBIDTA and addresses the effect of the Company's exercise of its right to cure a breach of a financial covenant by issuing stock with respect to the calculation of EBIDTA.

The foregoing descriptions of the Amended and Restated Stockholders Agreement and the Credit Agreement Amendment are qualified in their entirety by reference to such agreements which will be filed in accordance with the rules and regulations of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM ENERGY SOLUTIONS, INC.
Date:	May 15, 2012	By:	/s/ Justin W. Brown
Name: Justin W. Brown
Title: Principal Accounting Officer